Exhibit 77Q1 - Additional Items

Item 15

Foreign Sub-Custodian Network for State Street Bank & Trust
Market	Subcustodian	Address
Argentina	Citibank, N.A.*	Bartolome Mitre 530
1036 Buenos Aires, Argentina
Albania	Raiffeisen Bank sh.a.	Blv. "Bajram Curri" ETC – Kati 14
Tirana, Albania
Australia	The Hongkong and Shanghai Banking Corporation Limited	HSBC Custody and Clearing
Level 13, 580 George St.
Sydney, NSW 2000, Australia
Austria	Deutsche Bank AG	Fleischmarkt 1
A-1010 Vienna, Austria
	UniCredit Bank Austria AG	Custody Department / Dept. 8398-TZ
Julius Tandler Platz 3
A-1090 Vienna, Austria
Bahrain	HSBC Bank Middle East Limited	1st Floor, Bldg. #2505
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Road # 2832, Al Seef 428
Kingdom of Bahrain
Bangladesh	Standard Chartered Bank	Silver Tower, Level 7
52 South Gulshan Commercial Area
Gulshan 1, Dhaka 1212, Bangladesh
Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands
Benin	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Bermuda	HSBC Bank Bermuda Limited	6 Front Street
Hamilton, HM06, Bermuda
Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina
Botswana	Standard Chartered Bank Botswana Limited	4th Floor, Standard Chartered House
Queens Road
The Mall
Gaborone, Botswana
Brazil	Citibank, N.A.	AV Paulista 1111
São Paulo, SP 01311-920 Brazil
Bulgaria	Citibank Europe plc, Bulgaria Branch	Serdika Offices, 10th floor
48 Sitnyakovo Blvd.
1505 Sofia, Bulgaria
	UniCredit Bulbank AD	7 Sveta Nedelya Square
1000 Sofia, Bulgaria
Burkina Faso	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Canada	State Street Trust Company Canada	30 Adelaide Street East, Suite 800
Toronto, ON Canada M5C 3G6
Chile	Banco Itaú Chile S.A.	Enrique Foster Sur 20, Piso 5
Las Condes, Santiago de Chile
People’s Republic of China	HSBC Bank (China) Company Limited	33rd Floor, HSBC Building, Shanghai IFC
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	8 Century Avenue
Pudong, Shanghai, China (200120)
	China Construction Bank Corporation	No.1 Naoshikou Street
	(for A-share market only)	Chang An Xing Rong Plaza
Beijing 100032-33, China
	Citibank N.A.	39th Floor Citibank Tower
	(for Shanghai – Hong Kong Stock Connect market only)	Citibank Plaza,
3 Garden Road
Central, Hong Kong
	The Hongkong and Shanghai Banking Corporation Limited	Level 30,
	(for Shanghai – Hong Kong Stock Connect market only)	HSBC Main Building
1 Queen's Road
Central, Hong Kong
	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower
	(for Shanghai – Hong Kong Stock Connect market)	388 Kwun Tong Road
Kwun Tong, Hong Kong
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A, No. 99-02
Bogotá DC, Colombia
Costa Rica	Banco BCT S.A.	160 Calle Central
Edificio BCT
San José, Costa Rica
Croatia	Privredna Banka Zagreb d.d.	Custody Department
Radnička cesta 50
10000 Zagreb, Croatia
	Zagrebacka Banka d.d.	Savska 60
10000 Zagreb, Croatia
Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	94 V. Sofias Avenue & 1 Kerasountos Str.
115 28 Athens, Greece
Czech Republic	Československá obchodní banka, a.s.	Radlická 333/150
150 57 Prague 5, Czech Republic
	UniCredit Bank Czech Republic and Slovakia, a.s.	BB Centrum – FILADELFIE
Želetavská 1525/1
140 92 Praha 4 - Michle, Czech Republic
Denmark	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Danmark A/S)	Strandgade 3
0900 Copenhagen C, Denmark
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)	Bernstorffsgade 50
1577 Copenhagen, Denmark
Egypt	HSBC Bank Egypt S.A.E.	6th Floor
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	306 Corniche El Nil
Maadi
Cairo, Egypt
Estonia	AS SEB Pank	Tornimäe 2
15010 Tallinn, Estonia
Finland	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Finland Plc.)	Satamaradankatu 5
00500 Helsinki, Finland
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)	Securities Services
Box 630
SF-00101 Helsinki, Finland
France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands
Republic of Georgia	JSC Bank of Georgia	29a Gagarini Str.
Tbilisi 0160, Georgia
Germany	State Street Bank GmbH	Brienner Strasse 59
80333 Munich, Germany
	Deutsche Bank AG	Alfred-Herrhausen-Allee 16-24
D-65760 Eschborn, Germany
Ghana	Standard Chartered Bank Ghana Limited	P. O. Box 768
1st Floor
High Street Building
Accra, Ghana
Greece	BNP Paribas Securities Services, S.C.A.	94 V. Sofias Avenue & 1 Kerasountos Str.
115 28 Athens, Greece
Guinea-Bissau	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Hong Kong	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower
388 Kwun Tong Road
Kwun Tong, Hong Kong
Hungary	Citibank Europe plc Magyarországi Fióktelepe	7 Szabadság tér, Bank Center
Budapest, H-1051 Hungary
	UniCredit Bank Hungary Zrt.	6th Floor
Szabadság tér 5-6
H-1054 Budapest, Hungary
Iceland	Landsbankinn hf.	Austurstræti 11
155 Reykjavik, Iceland
India	Deutsche Bank AG	Block B1, 4th Floor, Nirlon Knowledge Park
Off Western Express Highway
Goregaon (E)
Mumbai 400 063, India
	The Hongkong and Shanghai Banking Corporation Limited	11F, Building 3, NESCO - IT Park, NESCO Complex,
Western Express Highway
Goregaon (East),
Mumbai 400 063, India
Indonesia	Deutsche Bank AG	Deutsche Bank Building, 4th floor
Jl. Imam Bonjol, No. 80
Jakarta 10310, Indonesia
Ireland	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road
Edinburgh EH5 2AW, Scotland
Israel	Bank Hapoalim B.M.	50 Rothschild Boulevard
Tel Aviv, Israel 61000
Italy	Deutsche Bank S.p.A.	Investor Services
Via Turati 27 – 3rd Floor
20121 Milan, Italy
Ivory Coast	Standard Chartered Bank Côte d’Ivoire S.A.	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Japan	Mizuho Bank, Limited	4-16-13, Tsukishima, Chou-ku
Tokyo 104-0052, Japan
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building
11-1 Nihonbashi 3-chome, Chuo-ku
Tokyo 1030027, Japan
Jordan	Standard Chartered Bank	Shmeissani Branch
Al-Thaqafa Street, Building # 2
P.O. Box 926190
Amman 11110, Jordan
Kazakhstan	JSC Citibank Kazakhstan	Park Palace, Building A,
41 Kazibek Bi street,
Almaty 050010, Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Custody Services
Standard Chartered @ Chiromo, Level 5
48 Westlands Road
P.O. Box 40984 – 00100 GPO
Nairobi, Kenya
Republic of Korea	Deutsche Bank AG	18th Fl., Young-Poong Building
41 Cheonggyecheon-ro
Jongro-ku, Seoul 03188, Korea
	The Hongkong and Shanghai Banking Corporation Limited	5F
HSBC Building #37
Chilpae-ro
Jung-gu, Seoul 04511, Korea
Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Hamad Al-Saqr Street
Kharafi Tower, G/1/2 Floors
P. O. Box 1683, Safat 13017, Kuwait
Latvia	AS SEB banka	Unicentrs, Valdlauči
LV-1076 Kekavas pag., Rigas raj., Latvia
Lebanon	HSBC Bank Middle East Limited	St. Georges Street, Minet El-Hosn
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Beirut 1107 2080, Lebanon
Lithuania	AB SEB bankas	Gedimino av. 12
LT 2600 Vilnius, Lithuania
Malawi	Standard Bank Limited	Kaomba Centre
Cnr. Victoria Avenue & Sir Glyn Jones Road
Blantyre, Malawi
Malaysia	Deutsche Bank (Malaysia) Berhad	Domestic Custody Services
Level 20, Menara IMC
8 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia
	Standard Chartered Bank Malaysia Berhad	Menara Standard Chartered
30 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia
Mali	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	5th Floor, HSBC Centre
18 Cybercity
Ebene, Mauritius
Mexico	Banco Nacional de México, S.A.	3er piso, Torre Norte
Act. Roberto Medellín No. 800
Col. Santa Fe
Mexico, DF 01219
Morocco	Citibank Maghreb	Zénith Millénium Immeuble1
Sidi Maârouf – B.P. 40
Casablanca 20190, Morocco
Namibia	Standard Bank Namibia Limited	Standard Bank Center
Cnr. Werner List St. and Post St. Mall
2nd Floor
Windhoek, Namibia
Netherlands	Deutsche Bank AG	De Entrees 99-197
1101 HE Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House
Level 7, 1 Queen St.
Auckland 1010, New Zealand
Niger	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Nigeria	Stanbic IBTC Bank Plc.	Plot 1712
Idejo St
Victoria Island,
Lagos 101007, Nigeria
Norway	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Norge ASA)	Essendropsgate 7
0368 Oslo, Norway
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)	P.O. Box 1843 Vika
Filipstad Brygge 1
N-0123 Oslo, Norway
Oman	HSBC Bank Oman S.A.O.G.	2nd Floor Al Khuwair
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	PO Box 1727 PC 111
Seeb, Oman
Pakistan	Deutsche Bank AG	Unicentre – Unitowers
I.I. Chundrigar Road
P.O. Box 4925
Karachi - 74000, Pakistan
Palestine	HSBC Bank Middle East Limited	Jaffa Street, Ramallah
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	West Bank 2119, Palestine
Panama	Citibank, N.A.	Boulevard Punta Pacifica
Torre de las Americas
Apartado
Panama City, Panama 0834-00555
Peru	Citibank del Perú, S.A.	Canaval y Moreyra 480
3rd Floor, San Isidro
Lima 27, Perú
Philippines	Deutsche Bank AG	Global Transaction Banking
Tower One, Ayala Triangle
1226 Makati City, Philippines
Poland	Bank Handlowy w Warszawie S.A.	ul. Senatorska 16
00-293 Warsaw, Poland
	Bank Polska Kasa Opieki S.A	31 Zwirki I Wigury Street
02-091, Warsaw, Poland
Portugal	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands
Puerto Rico	Citibank N.A.	1 Citibank Drive, Lomas Verdes Avenue
San Juan, Puerto Rico 00926
Qatar	HSBC Bank Middle East Limited	2 Fl Ali Bin Ali Tower
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Building no.: 150
Airport Road
Doha, Qatar
Romania	Citibank Europe plc, Dublin – Romania Branch	8, Iancu de Hunedoara Boulevard
712042, Bucharest Sector 1, Romania
Russia	AO Citibank	8-10 Gasheka Street
Building 1
125047 Moscow, Russia
Saudi Arabia	HSBC Saudi Arabia Limited	HSBC Head Office
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	7267 Olaya - Al Murooj
Riyadh 12283-2255 Kingdom of Saudi Arabia
Senegal	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Serbia	UniCredit Bank Serbia JSC	Omladinskih Brigada 88, Airport City
11000 Belgrade, Serbia
Singapore	Citibank N.A.	3 Changi Business Park Crescent
#07-00, Singapore 486026
	United Overseas Bank Limited	156 Cecil Street
FEB Building #08-03
Singapore 069544
Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s.	Ŝancová 1/A
813 33 Bratislava, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	Šmartinska 140
SI-1000 Ljubljana, Slovenia
South Africa	FirstRand Bank Limited	Mezzanine Floor
3 First Place Bank City
Corner Simmonds & Jeppe Sts.
Johannesburg 2001
Republic of South Africa
	Standard Bank of South Africa Limited	3rd Floor, 25 Pixley Ka Isaka Seme St.
Johannesburg 2001
Republic of South Africa
Spain	Deutsche Bank S.A.E.	Calle de Rosario Pino 14-16,
Planta 1
28020 Madrid, Spain
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	24, Sir Baron Jayatilake Mawatha
Colombo 01, Sri Lanka
Republic of Srpska	UniCredit Bank d.d.	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina
Swaziland	Standard Bank Swaziland Limited	Standard House, Swazi Plaza
Mbabane, Swaziland H101
Sweden	Nordea Bank AB (publ)	Smålandsgatan 17
105 71 Stockholm, Sweden
	Skandinaviska Enskilda Banken AB (publ)	Sergels Torg 2
SE-106 40 Stockholm, Sweden
Switzerland	Credit Suisse AG	Uetlibergstrasse 231
8070 Zurich, Switzerland
	UBS Switzerland AG	Max-Högger-Strasse 80-82
CH-8048 Zurich-Alstetten, Switzerland
Taiwan - R.O.C.	Deutsche Bank AG	296 Ren-Ai Road
Taipei 106 Taiwan, Republic of China
	Standard Chartered Bank (Taiwan) Limited	168 Tun Hwa North Road
Taipei 105, Taiwan, Republic of China
Tanzania	Standard Chartered Bank (Tanzania) Limited	1 Floor, International House
Corner Shaaban Robert St and Garden Ave
PO Box 9011
Dar es Salaam, Tanzania
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Sathorn Nakorn Tower
14th Floor, Zone B
90 North Sathorn Road
Silom, Bangkok 10500, Thailand
Togo	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Tunisia	Banque Internationale Arabe de Tunisie	Direction des Marches de Capitaux
1080 Tunis Cedex, Tunisia
Turkey	Citibank, A.Ş.	Tekfen Tower
Eski Buyukdere Caddesi 209
Kat 3
Levent 34394 Istanbul, Turkey
	Deutsche Bank A.Ş.	Eski Buyukdere Caddesi
Tekfen Tower No. 209
Kat: 17 4
Levent 34394 Istanbul, Turkey
Uganda	Standard Chartered Bank Uganda Limited	5 Speke Road
P.O. Box 7111
Kampala, Uganda
Ukraine	PJSC Citibank	16-g Dilova St.
Kyiv 03150, Ukraine
United Arab Emirates –	HSBC Bank Middle East Limited	HSBC Securities Services
Dubai Financial Market	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square
Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates
United Arab Emirates –	HSBC Bank Middle East Limited	HSBC Securities Services
Dubai International	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square
Financial Center		Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates
United Arab Emirates –	HSBC Bank Middle East Limited	HSBC Securities Services
Abu Dhabi	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square
Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates
United Kingdom	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road
Edinburgh EH5 2AW, Scotland
Uruguay	Banco Itaú Uruguay S.A.	Zabala 1463
11000 Montevideo, Uruguay
Venezuela	Citibank, N.A.	Centro Comercial El Recreo
Torre Norte, Piso 19
Avenida Casanova
Caracas, Venezuela 1050
Vietnam	HSBC Bank (Vietnam) Limited	Centre Point
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	106 Nguyen Van Troi Street
Phu Nhuan District
Ho Chi Minh City, Vietnam
Zambia	Standard Chartered Bank Zambia Plc.	Standard Chartered House
Cairo Road
P.O. Box 32238
10101, Lusaka, Zambia
Zimbabwe	Stanbic Bank Zimbabwe Limited	3rd Floor
	(as delegate of Standard Bank of South Africa Limited)	Stanbic Centre
59 Samora Machel Avenue
Harare, Zimbabwe